Exhibit T3C5

FIFTH SUPPLEMENTAL INDENTURE

dated as of 19 December, 2014

among

EMERALD PLANTATION HOLDINGS LIMITED

as the Company

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

COMPUTERSHARE TRUST COMPANY, N.A.

as Security Trustee

and

The entities listed on Schedule I hereto as Subsidiary Guarantors

6.00% Guaranteed Senior Notes Due 2020

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of 19 December, 2014, among Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), the entities listed on Schedule I hereto as Subsidiary Guarantors, Computershare Trust Company, N.A., as trustee (the “Trustee”) and Computershare Trust Company, N.A., as security trustee (the “Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto, the Trustee and the Security Trustee, entered into the Indenture, dated as of January 30, 2013 (as amended, the “Indenture”), relating to the Company’s 6.00% Guaranteed Senior Notes Due 2020 (the “Notes”);

WHEREAS, Sino-Forest International (Barbados) Corporation, a Barbados company (“SFIBC”), has provided a Subsidiary Guarantee under the Indenture;

WHEREAS, pursuant to the Indenture, the Company and the Trustee may amend or supplement the Indenture, without notice to or the consent of any Holder, to add any Subsidiary Guarantee or release any Subsidiary Guarantor from any Subsidiary Guarantee as provided or permitted by the terms of the Indenture;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Subsidiary Guarantee given by SFIBC as a Subsidiary Guarantor under the Indenture is hereby released and discharged, and SFIBC is hereby released as a Subsidiary Guarantor, pursuant to the terms of the Indenture.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Neither the Trustee nor the Security Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EMERALD PLANTATION HOLDINGS LIMITED, for itself and on behalf of all the Subsidiary Guarantors[1]

By:	/s/ Paul Brough
Name:	Paul Brough
Title:	Director

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Security Trustee

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

[1]	Pursuant to a power of attorney granting attorney in fact to execute the instruments contemplated.

SCHEDULE I

List of Subsidiary Guarantors

1.	Sino-Capital Global Inc.
2.	Sino-Panel Holdings Limited (BVI)
3.	Sino-Panel (Asia) Inc. (BVI)
4.	Sino-Panel (Gaoyao) Ltd. (BVI)
5.	SFR (China) Inc. (BVI)
6.	Sino-Wood Partners, Limited (H.K.)
7.	Sino-Forest Resources Inc. (BVI)
8.	Suri-Wood Inc. (BVI)
9.	Sino-Plantation Limited (H.K.)
10.	Sino-Wood (Guangxi) Limited (H.K.)
11.	Sino-Wood (Jiangxi) Limited (H.K.)
12.	Sino-Wood (Guangdong) Limited (H.K.)
13.	Sino-Global Holdings Inc. (BVI)
14.	Sinowin Investments Limited (BVI)
15.	Sino-Panel (North East China) Limited (BVI)
16.	Sino-Panel [Xiangxi] Limited (BVI) (formerly known as Rich Base Worldwide Limited)
17.	Sino-Forest Bio-Science Limited (BVI) (formerly known as Sino-Two Limited)
18.	Sino-Panel (Guangzhou) Limited (BVI)
19.	Sino-Panel [Suzhou] Limited (BVI) (formerly known as Pacific Harvest Holdings Limited)
20.	Sino-Panel (Yunnan) Limited (BVI)
21.	Sino-Panel (Guangxi) Limited (BVI)
22.	Sino-Panel (Guizhou) Limited (BVI)
23.	Sino-Panel (Qinzhou) Limited (BVI) (formerly known as Sino-Panel (Jiayu) Ltd.)
24.	Sino-Panel (Shaoyang) Limited (BVI)
25.	Sino-Panel (Yongzhou) Limited (BVI)
26.	Sino-Panel (Fujian) Limited (BVI)
27.	Grandeur Winway Limited (BVI)
28.	Sinowood Limited (Cayman Islands)
29.	Sino-Forest Investments Limited (BVI)
30.	Sino-Wood (Fujian) Limited (H.K.)
31.	Sino-Panel (North Sea) Limited (BVI)
32.	Sino-Panel (Huaihua) Limited (BVI)
33.	Amplemax Worldwide Limited (BVI)
34.	Ace Supreme International Limited (BVI)
35.	Express Point Holdings Limited (BVI)
36.	Glory Billion International Limited (BVI)
37.	Smart Sure Enterprises Limited (BVI)
38.	Expert Bonus Investment Limited (BVI)
39.	Dynamic Profit Holdings Limited (BVI)
40.	Alliance Max Limited (BVI)
41.	Brain Force Limited (BVI)
42.	Cheer Gold Worldwide Limited (BVI)
43.	General Excel Limited (BVI)

44.	Harvest Wonder Worldwide Limited (BVI)
45.	Homix Limited (BVI)
46.	Poly Market Limited (BVI)
47.	Prime Kinetic Limited (BVI)
48.	Regal Win Capital Limited (BVI)
49.	Rich Choice Worldwide Limited (BVI)
50.	Sino-Global Management Consulting Inc. (BVI)
51.	Sino-Panel (China) Nursery Limited (BVI)
52.	Sino-Panel (Russia) Limited (BVI)
53.	Sino-Wood Trading Limited (BVI)
54.	Sino-Panel Trading Limited (BVI)
55.	Trillion Edge Limited (BVI)
56.	Value Quest International Limited (BVI)
57.	Well Keen Worldwide Limited (BVI)
58.	Mandra Forestry Holdings Limited (BVI)
59.	Mandra Forestry Finance Limited (BVI)
60.	Mandra Forestry Hubei Limited (H.K.)
61.	Elite Legacy Limited (BVI)
62.	Emerald Plantation Group Limited (Cayman Islands)
63.	Sino-Maple Trading Limited (H.K.)